Exhibit 4.11

                                                                  EXECUTION COPY

             MASTER ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT
                                17 OCTOBER 2006

                          PERMANENT MASTER ISSUER PLC
                              (as Master Issuer)

                                      and

                            PERMANENT PECOH LIMITED
            (as Master Issuer Post-Enforcement Call Option Holder)

                                      and

                             THE BANK OF NEW YORK
             (as Master Issuer Security Trustee and Note Trustee)

                                 ALLEN & OVERY
                               ALLEN & OVERY LLP

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Definitions and Interpretation.........................................1
2.     Option.................................................................1
3.     Consideration..........................................................2
4.     Acknowledgement........................................................2
5.     Assignment.............................................................2
6.     Notices................................................................2
7.     Exclusion of Third Party Rights........................................3
8.     Counterparts...........................................................3
9.     Governing Law..........................................................3
10.     Submission to Jurisdiction............................................3

Signatories...................................................................5

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THIS MASTER ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT is made on 17 October
2006

BETWEEN:

(1) PERMANENT MASTER ISSUER PLC (registered number 5922774), a public limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the MASTER ISSUER);

(2) PERMANENT PECOH LIMITED (registered number 4267666), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the MASTER ISSUER POST-ENFORCEMENT CALL OPTION HOLDER);

(3) THE BANK OF NEW YORK, a New York banking corporation, acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as MASTER ISSUER SECURITY TRUSTEE); and

(4) THE BANK OF NEW YORK, a New York banking corporation, acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as NOTE TRUSTEE).

IT IS HEREBY AGREED AS FOLLOWS:

1.     DEFINITIONS AND INTERPRETATION

       The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the master issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy LLP and Sidley Austin on 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement and this Agreement shall be construed in accordance with the interpretation provisions set out in clause 2 of the Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule.

2.     OPTION

2.1 In the event that the Master Issuer Security is enforced and, after payment of all other claims ranking in priority to the Notes under the Master Issuer Deed of Charge, the remaining proceeds of such enforcement are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Notes and all other claims ranking pari passu therewith, the Noteholders shall, upon the Master Issuer Security having been enforced and realised to the maximum possible extent as certified by the Master Issuer Security Trustee, be forthwith entitled to their respective shares of such remaining proceeds (as determined in accordance with the provisions of the Master Issuer Deed of Charge), and the date upon which payment to each Noteholder is made shall be called the OPTION EXERCISE DATE.

2.2 The Note Trustee hereby grants, and the Master Issuer hereby acknowledges, an option (the OPTION), under which the Note Trustee has no personal liability, exercisable by the Master Issuer

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       Post-Enforcement Call Option Holder (or by any designated subsidiary of the Master Issuer Post-Enforcement Call Option Holder, to be designated by notice from the Master Issuer Post-Enforcement Call Option Holder to the Note Trustee and the Master Issuer Security Trustee at the discretion of the Master Issuer Post-Enforcement Call Option Holder (the DESIGNATED SUBSIDIARY)) permitting the Master Issuer Post-Enforcement Call Option Holder (or any Designated Subsidiary) to acquire at any time on or after the Option Exercise Date all (but not some only) of the Notes outstanding as at the Option Exercise Date, together with accrued interest thereon.

2.3 The Option shall be exercised by the Master Issuer Post-Enforcement Call Option Holder (or the Designated Subsidiary) by notice from the Master Issuer Post-Enforcement Call Option Holder (or the Designated Subsidiary) to the Note Trustee, the Master Issuer Security Trustee and the Noteholders in accordance with Condition 14.

2.4 The Master Issuer Post-Enforcement Call Option Holder (or the Designated Subsidiary) hereby undertakes the Master Issuer that following the exercise of the Option it will not release the debt, or write down the debt created by the Option.

3.     CONSIDERATION

       The Master Issuer Post-Enforcement Call Option Holder (or the Designated Subsidiary) shall pay to the Noteholders in respect of the exercise of the Option, the sum of one pence sterling (in the case of Sterling Notes), one euro cent (in the case of Euro Notes), one dollar cent (in the case of US Dollar Notes) or the lowest denomination of the Specified Currency (in the case of Notes other than US Dollar Notes, Euro Notes or Sterling Notes) (as appropriate) in respect of each Note then outstanding.

4.     ACKNOWLEDGEMENT

       Each of the Master Issuer Security Trustee and Note Trustee acknowledges that the Notes are to be issued subject to the Option and the Note Trustee hereby grants the Option but does so entirely without warranty, responsibility or liability as to its effectiveness or otherwise on the part of the Note Trustee to the Noteholders or any other person. In accordance with the Conditions, each of the relevant Noteholders, by subscribing for or purchasing Notes, shall, upon subscription or purchase, be deemed to have agreed to be bound by and, to the extent necessary, to have ratified the granting of the Option.

5.     ASSIGNMENT

       The Master Issuer Post-Enforcement Call Option Holder may at any time novate, assign or transfer all or any part of its rights and/or obligations under this Agreement to a company that is not connected with the Master Issuer for the purposes of section 87 of the Finance Act 1996 and which (a) has sufficient funds to enable it to fulfil the obligations of the Master Issuer Post-Enforcement Call Option Holder in respect of this Agreement and (b) agrees to enter into an agreement with the Master Issuer, the Master Issuer Security Trustee and the Note Trustee in substantially the same form as this Agreement, but as if this Clause 5 (Assignment) did not form part of this Agreement, and the Note Trustee hereby consents to any such novation, assignment or transfer.

6.     NOTICES

       Save as otherwise provided herein, any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5:00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or on a day which

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       is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

       (a) in the case of the Master Issuer to: Permanent Master Issuer PLC, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44
               (0)20 7398 6325) for the attention of the Secretary, with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

       (b) in the case of the Master Issuer Post-Enforcement Call Option Holder to: Permanent PECOH Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary, with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

       (c) in the case of the Master Issuer Security Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44 (0)20 7964 6339) for the attention of Global Structured Finance - Corporate Trust; and

       (d) in the case of the Note Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44
               (0)20 7964 6339) for the attention of Global Structured Finance
               - Corporate Trust,

       or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 6.

7.     EXCLUSION OF THIRD PARTY RIGHTS

       A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

8.     COUNTERPARTS

       This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

9.     GOVERNING LAW

       This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.

10.    SUBMISSION TO JURISDICTION

       Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first before written.

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                                  SIGNATORIES

MASTER ISSUER

SIGNED by                               )  /s/ Claudia Wallace
for and on behalf of                    )
PERMANENT MASTER ISSUER PLC             )

MASTER ISSUER POST-ENFORCEMENT CALL OPTION HOLDER

SIGNED by                               )  /s/ Claudia Wallace
for and on behalf of                    )
PERMANENT PECOH LIMITED                 )

MASTER ISSUER SECURITY TRUSTEE

SIGNED by                               )  /s/ Kate Russell
for and on behalf of                    )
THE BANK OF NEW YORK                    )

NOTE TRUSTEE

SIGNED by                               )  /s/ Kate Russell
for and on behalf of                    )
THE BANK OF NEW YORK                    )

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